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                                  EXHIBIT 23(a)

                         CONSENT OF INDEPENDENT AUDITORS


         We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Nonqualified Stock Option Agreement between STERIS Corporation and John Masefield and the Nonqualified Stock Option Agreement between STERIS Corporation and Thomas J. DeAngelo and related prospectuses of our report dated April 20, 1998, with respect to the consolidated financial statements and schedule of STERIS Corporation included in its Annual Report (Form 10-K) for the year ended March 31, 1998, filed with the Securities and Exchange Commission.

                                ERNST & YOUNG LLP

Cleveland, Ohio
May 26, 1998